     As filed with the Securities and Exchange Commission on March 19, 1998
                                                Registration No. 333-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------


                              WILLIAMS-SONOMA, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                   CALIFORNIA
         (State or Other Jurisdiction of Incorporation or Organization)

                                   94-2203880
                      (I.R.S. Employer Identification No.)

             100 NORTH POINT STREET, SAN FRANCISCO, CALIFORNIA 94133
               (Address of Principal Executive Offices) (Zip Code)

                   AMENDED AND RESTATED 1993 STOCK OPTION PLAN
                            (Full Title of the Plan)

                              WILLIAMS-SONOMA, INC.
                             100 NORTH POINT STREET
                         SAN FRANCISCO, CALIFORNIA 94133
                     (Name and Address of Agent For Service)

                                 (415) 421-7900
          Telephone Number, Including Area Code, of Agent For Service.

                                    Copy to:
                              JOAN L. LESSER, ESQ.
                               IRELL & MANELLA LLP
                       1800 AVENUE OF THE STARS, SUITE 900
                          LOS ANGELES, CALIFORNIA 90067
                                 (310) 277-1010



                         CALCULATION OF REGISTRATION FEE

=================================================================================================================

                                                     Proposed Maximum      Proposed Maximum        Amount Of
    Title Of Securities          Amount To Be       Offering Price Per         Aggregate         Registration
      To Be Registered            Registered             Share(1)           Offering Price            Fee
-----------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value       500,000                $61.00              $30,500,000            $9,243
=================================================================================================================

(1) The offering price, computed pursuant to Rule 457(h) and Rule 457(c), is the average of the high and low prices at March 16, 1998.

                                     PART I


INFORMATION REQUIRED BY PART I OF FORM S-8. The document(s) updating the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into the 1998 S-8 pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

EARLIER REGISTRATION STATEMENT INCORPORATED BY REFERENCE. On July 6, 1993, Williams-Sonoma, Inc. filed a Registration Statement on Form S-8 (File No. 33-65656) with respect to the Amended and Restated 1993 Stock Option Plan, which is incorporated by reference in this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The documents listed in (a) through (g) below are incorporated by reference in this Registration Statement. In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents:

      (a) The Company's Annual Report on Form 10-K for the year ended February 2, 1997;

      (b) The Company's Quarterly Report on Form 10-Q for the three-month period ended May 4, 1997;

      (c) The Company's Quarterly Report on Form 10-Q for the three-month period ended August 3, 1997;

      (d) The Company's Quarterly Report on Form 10-Q for the three-month period ended November 2, 1997;

      (e) The Company's definitive Proxy Statement dated April 22, 1997, with respect to its Annual Meeting of Stockholders held on May 28, 1997; and

      (f) The description of the Company's Common Stock contained in Registrant's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on July 25, 1984, including any amendment or report filed for the purpose of updating such description.

      Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act which also is incorporated or deemed to be incorporated herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 309 (c) of the California General Corporations Code (the "CCL") permits a provision in the articles of incorporation eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. On June 20, 1995, Article V of the Company's Articles of Incorporation was amended to eliminate the liability of the directors of the Company for monetary damages to the fullest extent permissible under California law.

      Section 317 of the CCL provides for the indemnification of directors, officers and "agents" (as defined in Section 317 (a) of the CCL) under certain circumstances. Section 7.06 of the Company's Restated and Amended Bylaws ("Bylaws") grants the Company the power to indemnify its directors, officers and "agents" under certain circumstances, to the extent permitted by California law, against certain expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of their positions as directors, officers or "agents." Pursuant to California law and the Bylaws, the Company is required to indemnify directors, officers and "agents" against expenses actually and reasonably incurred to the extent that such party is successful on the merits in defense of certain proceedings.

      Section 317 (i) of the CCL also provides that a corporation shall have the power to purchase and maintain insurance on behalf of any agent of the corporation against any liabilities asserted against or incurred by the agent in such capacity. The Company maintains a director's and officer's liability insurance policy insuring the Company's directors and officers against certain liabilities and expenses incurred by them in their capacities as such, and insuring the Company under certain circumstances in the event that indemnification payments are made by the Company to such directors and officers.

      Section 204(a)(11) of the CCL provides for the indemnification, subject to certain limitations, of directors, officers and "agents" for breach of their duty to a corporation and its shareholders in excess of that expressly permitted by Section 317 of the CCL. On December 6, 1988, the Company's Restated Articles of Incorporation were amended, implementing Section 204(a)(11) of the CCL.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not Applicable.

ITEM 8. EXHIBITS.

      4     Williams-Sonoma, Inc. Amended and Restated 1993 Stock Option Plan

      5     Opinion of Irell & Manella LLP

      23.1  Independent Auditors' Consent

      23.2  Consent of Irell & Manella LLP (included in Exhibit 5)

      24 Powers of Attorney (included on signature page of this Registration Statement)

ITEM 9. UNDERTAKINGS.

      a.    The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (b) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      b. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      c. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 18, 1998.


                                       WILLIAMS-SONOMA, INC.


                                       By: /s/ Dennis Chantland
                                          -----------------------------------
                                          Dennis Chantland
                                          Executive Vice President, Chief
                                          Administrative Officer and Secretary


                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dennis A. Chantland, his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including without limitation post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, lawfully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


               SIGNATURE                                 TITLE                             DATE
               ---------                                 -----                             ----


/s/ W. Howard Lester                     Director and Chairman of the Board and        March 18, 1998
-----------------------------------      Chief Executive Officer (principal
W. Howard Lester                         executive officer)


/s/ Charles E. Williams                  Director and Vice Chairman of the Board       March 18, 1998
-----------------------------------
Charles E. Williams



/s/ Dennis A. Chantland                  Executive Vice President and Chief            March 18, 1998
-----------------------------------      Administrative Officer and Secretary
Dennis A. Chantland                      (principal financial and accounting
                                         officer)



/s/ Patrick J. Connolly                  Director and Executive Vice President         March 18, 1998
-----------------------------------      and General Manager, Catalog Division
Patrick J. Connolly

               SIGNATURE                                 TITLE                             DATE
               ---------                                 -----                             ----

/s/ Gary Friedman                        Director and Chief Merchandising Officer      March 18, 1998
-----------------------------------      and President, Retail Division
Gary Friedman



                                                        Director                       March __, 1998
-----------------------------------
Adrian Bellamy



/s/ James M. Berry                                      Director                       March 18, 1998
-----------------------------------
James M. Berry



/s/ Nathan Bessin                                       Director                       March 17, 1998
-----------------------------------
Nathan Bessin



-----------------------------------                     Director                       March __, 1998
Millard S. Drexler



-----------------------------------                     Director                       March __, 1998
James A. McMahan



/s/ John E. Martin                                      Director                       March 18, 1998
-----------------------------------
John E. Martin



-----------------------------------                     Director                       March __, 1998
Janet L. Emerson

                                  EXHIBIT INDEX



EXHIBIT
NUMBER      DESCRIPTION
-------     -----------

4           Williams-Sonoma, Inc. Amended and Restated 1993 Stock Option Plan

5           Opinion of Irell & Manella LLP

23.1        Independent Auditors' Consent

23.2        Consent of Irell & Manella LLP (included in Exhibit 5)

24          Powers of Attorney (included on signature page of this Registration
            Statement)